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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         REGENERATION TECHNOLOGIES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                                            59-3466534
--------------------------                           ---------------------------
(State of incorporation                                   (I.R.S. Employer
or organization)                                          Identification No.)

One Innovation Drive
ALACHUA, FLORIDA                                                  32615
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(Address of principal executive offices)                        (Zip Code)

  If this form relates to the              If this form relates to the
  registration of a class of securities    registration of a class of securities
  pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
  Exchange Act and is effective            Exchange Act and is effective
  pursuant to General Instruction          pursuant to General Instruction
  A.(c), please check the following        A.(d), please check the following
  box.  / /                                box.  /X/

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH
THIS FORM RELATES:   333-35756
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                 Not Applicable

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     Common Stock, $.001 par value per share
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                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        A description of the Common Stock is set forth under the caption "Description of Capital Stock" as contained in the Prospectus forming part of Amendment No. 5 to the Registration Statement on Form S-1 filed under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission on August 2, 2000, Registration No. 333-35756 (the "Registration Statement") on behalf of Regeneration Technologies, Inc. (the "Registrant"), which is hereby incorporated herein by reference for all purposes.

ITEM 2. EXHIBITS

        1. Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registration Statement.

        2.     Bylaws of the Registrant, incorporated herein by reference to
               Exhibit 3.2 of the Registration Statement.

        3. Registration Rights Agreement dated as of October 11, 1999 by and among Regeneration Technologies, Inc., the investors set forth on Exhibit A to the Class C Preferred Stock and Warrant Purchase Agreement dated as of October 11, 1999 and the Stockholders listed on Exhibits A and B thereto, incorporated herein by reference to Exhibit 4.1 of the Registration Statement.

        4. Stockholder's Agreement dated as of October 11, 1999, by and among Regeneration Technologies, Inc., the investors set forth on Exhibit A to the Class C Preferred Stock and Warrant Purchase Agreement dated as of October 11, 1999 and the Stockholders listed on exhibit A, B and C thereto, incorporated herein by reference to Exhibit 4.2 of the Registration Statement.

        5 Specimen of the Common Stock Certificate of the Registrant, incorporated herein by reference to Exhibit 4.3 of the Registration Statement.

     The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Act.

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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         REGENERATION TECHNOLOGIES, INC.

                         By: /s/ JAMES M. GROOMS
                             ------------------------------------------
                             James M. Grooms
                             Chairman of the Board and Chief Executive Officer

Dated:  August 7, 2000

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